Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FOURTH QUARTER RESULTS

Record origination volume drives strong operating performance as managed assets reach $3 billion

•	Generated $7.1 million of adjusted net income in the fourth quarter, or $0.18 adjusted earnings per diluted share

•

Earned $1.2 million of net income in the fourth quarter, or $0.03 net income per diluted share on a GAAP basis, which reflects $2.4 million pretax loss on the retained residual interest in securities sold and $2.6 million pretax of non-cash equity compensation expense

•	Originated more than $700 million of new loan volume and reached $3.0 billion of assets in the managed loan portfolio as of 12/31/07

•	Strengthened the balance sheet through $125 million private placement of common equity and completion of $300 million term debt financing

•	Credit performance reflected natural seasoning of the portfolio and remained within expected parameters

Boston, February 20, 2007 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based specialty finance company, today reported adjusted net income for the fourth quarter of 2007 of $7.1 million, or $0.18 per diluted share. On a GAAP basis, the Company reported net income of $1.2 million, or $0.03 per diluted share, which reflects a $2.4 million pretax loss on the retained residual interest in securities sold in the second quarter of 2007 and $2.6 million pretax of non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“Our fourth quarter reflects an increasingly favorable lending environment with better pricing and more conservative deal structures,” said Tim Conway, Chairman and Chief Executive Officer. “The full benefit of that environment, however, is partially offset by continued dislocation in the credit markets which are driving marginal funding costs higher.”

“While capital markets continue to be challenging and the credit outlook less certain, I believe we are well positioned to capitalize on this environment. Our defensive investment strategy emphasizing senior debt and diversification together with our balance sheet strength and continued access to capital will allow us to continue to build shareholder value.”

Funding and Capital

•

NewStar raised $125 million in a private placement of 12.5 million shares of common stock, which was priced at $10.00 per share. The transaction was completed in two tranches with the first closing occurring in the fourth quarter of 2007. The second closing took place on January 18, 2008, following a Special Meeting of Stockholders held on January 15, 2008 at which the requisite stockholder approval was obtained.

•	NewStar also completed a $300 million term debt financing with Deutsche Bank and the NewStar Credit Opportunities Fund (NCOF) completed a $560 million term securitization.

•

The Company had approximately $623 million of available borrowing capacity under its credit facilities and existing term debt securitizations (CLOs) as of January 9, 2008. As adjusted to include unlevered cash and the net proceeds from the second tranche of the common equity raise, NewStar had in excess of $700 million of funding capacity as of 1/09/08.

•	Total cash and equivalents as of December 31, 2007 were $192 million, of which $76 million was unrestricted.

Origination Volume

•

Overall origination volume for the quarter was $713 million, of which $467 million was retained on NewStar’s balance sheet, $128 million was syndicated to others and $118 million was sold to the NewStar Credit Opportunities Fund (NCOF).

•	Middle Market Corporate generated approximately 92% of the new volume in the quarter, while Commercial Real Estate represented approximately 8%.

Managed and Owned Loan Portfolios

•

Managed loan portfolio increased to $3.0 billion as of December 31, 2007, up 14% or $355 million from $2.6 billion at September 30, 2007, reflecting the net impact of $713 million of new origination, which was partially offset by prepayments and ongoing amortization. The managed loan portfolio was $1.9 billion as of December 31, 2006.

•

Assets managed for the NCOF increased by $87 million, or 18%, to $578 million at December 31, 2007 from $491 million at September 30, 2007 and increased by $295 million or 104% from $283 million as of December 31, 2006.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of December 31, 2007, no single issuer represented more than 1% of total assets, excluding loans held-for-sale, and the ten largest issuers comprised approximately 10% of the loan portfolio.

•

The composition of the owned loan portfolio continued to reflect a focus on senior debt with 93% invested in senior secured loans and debt investments at December 31, 2007, up from 91% at September 30, 2007.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $24.8 million for the fourth quarter 2007 compared to $24.6 million for the third quarter 2007 and $15.5 million for the fourth quarter 2006.

•	Net interest margin was 3.98% for the fourth quarter 2007 compared to 4.29% for the third quarter 2007 and 3.82% for the fourth quarter 2006.

•

Adjusted net interest margin was 3.98% for the fourth quarter 2007 compared to 4.16% for the third quarter 2007 and 4.37% for the fourth quarter 2006. Slightly higher leverage, lower yields on interest earning assets due to a higher percentage of senior debt and higher warehouse funding costs contributed to modest margin compression.

Non-Interest Income

•

The Company reported non-interest income of $4.0 million for the fourth quarter 2007 compared to non-interest income of ($21.8) million for the third quarter 2007, which reflected a $28.1 million pre-tax charge from the non-cash write-down of a retained residual interest in securities sold in the second quarter.

•	Excluding the impact of the write-down on the retained residual interest, adjusted non-interest income was $6.4 million in the fourth quarter 2007, up from $6.3 million in the third quarter 2007.

•

The adjusted non-interest income of $6.4 million in the fourth quarter 2007 was comprised primarily of $3.3 million of syndication and agency fees, $1.7 of structuring and placement fees and $1.6 million of asset management income.

Commercial Loan Credit Quality

•	Commercial loan credit performance reflected the natural seasoning of the loan portfolio and continued to perform within expected parameters.

•	The Company charged-off $4.6 million in the fourth quarter against the specific reserve established for a non-performing loan in the third quarter.

•

In the fourth quarter, the Company classified two of three impaired loans as non-performing and placed them on non-accrual status. Specific reserves totaling $4.6 million were established to reflect potential credit losses on those loans.

•	Inclusive of these specific reserves, the provision for credit losses was $8.2 million in the fourth quarter 2007, up from $6.6 million in the third quarter 2007.

•

As of December 31, 2007, the allowance for credit losses was $35.5 million or 1.58% of loans, compared to $31.9 million, or 1.62%, at September 30, 2007 and $20.6 million or 1.40% at December 31, 2006.

Expenses

•

Operating expenses increased modestly to $14.7 million in the fourth quarter 2007 from $14.3 million in the third quarter 2007 due principally to severance costs and expenses associated with the equity issuance, which were mostly offset by lower incentive compensation expense.

•	The adjusted efficiency ratio improved to 35.7% in the fourth quarter from 37.4% the third quarter 2007 as adjusted revenues increased faster than expenses.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-675-4749 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4888. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 27, 2008 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 3761480. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Anne G. Bork

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.4318

F 617.848.4399

abork@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the fact that we have yet to be profitable; the rapid expansion of our business since inception; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these factors is described in NewStar’s filing with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2006 Form 10-K as updated in our Quarterly Reports for the quarter ended June 30, 2007 and September 30, 2007. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-K for December 31, 2007 with the SEC on or before March 17, 2008 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) interest expense and amortization of deferred financing costs on corporate debt, ii) the call premium and termination fee associated with the termination of our corporate debt, iii) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; iv) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest in these assets; and v) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding interest and amortization of deferred financing costs on corporate debt, the call premium and termination fee associated with the termination of our corporate debt, the financial results and expenses incurred in connection with the assets sold during the second quarter and the compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on pages 7 and 8 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter 2007 and the retained residual interest) less annualized interest expense as determined under GAAP (excluding interest and amortization of deferred financing costs on corporate debt and interest expense incurred from the assets sold in the second quarter of 2007), divided by average interest earning assets (excluding the assets sold in the second quarter and the retained residual interest) for the period.

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter and the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the average corporate debt outstanding for the period and the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on pages 11 and 12 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	December 31, 2007	September 30, 2007	December 31, 2006
Assets:
Cash and cash equivalents	$76,155	$73,420	$103,269
Restricted cash	115,807	119,572	40,174
Residual interest in securitization	631	3,051	—
Investments in debt securities, available-for-sale	35,498	37,636	203,121
Loans held-for-sale	112,944	117,528	62,620
Loans, net	2,201,442	1,933,469	1,437,832
Deferred financing costs, net	18,399	15,868	11,614
Interest receivable	14,120	14,501	19,849
Property and equipment, net	1,593	1,668	961
Deferred income taxes, net	13,355	11,421	14,705
Income tax receivable	4,635	12,355	—
Other assets	28,186	10,590	21,047

Total assets	$2,622,765	$2,351,079	$1,915,192

Liabilities:
Repurchase agreements	$63	$545	$34,535
Credit facilities	677,739	705,401	625,910
Term debt	1,364,725	1,165,725	774,225
Accrued interest payable	17,537	26,629	23,200
Accounts payable	197	643	4,315
Income tax payable	—	—	4,166
Other liabilities	59,814	25,042	25,426

Total liabilities	2,120,075	1,923,985	1,491,777
Total stockholders’ equity	502,690	427,094	423,415

Total liabilities and stockholders’ equity	$2,622,765	$2,351,079	$1,915,192

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income:
Interest income	$55,606	$52,626	$39,243
Interest expense	30,826	28,071	23,766

Net interest income	24,780	24,555	15,477
Provision for credit losses	8,155	6,553	5,941

Net interest income after provision for credit losses	16,625	18,002	9,536
Non-interest income:
Fee income	5,620	3,334	3,006
Asset management income	1,618	1,471	692
Gain on derivatives	289	134	73
Gain (loss) on sale of loans and debt securities	(359)	11	695
Loss on investments in debt securities	(1,976)	(1,979)	(846)
Loss on residual interest in securitization	(2,420)	(28,136)	—
Other income	1,185	3,317	483

Total non-interest income	3,957	(21,848)	4,103
Operating expenses:
Compensation and benefits	11,169	11,169	47,738
Occupancy and equipment	835	781	486
General and administrative expenses	2,667	2,309	3,380

Total operating expenses	14,671	14,259	51,604

Income (loss) before income taxes	5,911	(18,105)	(37,965)
Income tax expense (benefit)	4,677	(7,260)	(5,911)

Net income (loss)	$1,234	$(10,845)	$(32,054)

After tax adjustments to net income (loss):
Extinguishment of corporate debt expense (1)	—	—	2,805
IPO related compensation and benefits expense (2)	1,654	1,946	33,202
IPO related general and administrative expense (3)	—	—	621
Loss on assets sold and retained residual interest (4)	4,240	16,627	328
Net interest income earned on assets sold and retained residual interest (5)	—	(602)	(1,418)

Adjusted net income	$7,128	$7,126	$3,484

Net income (loss) per share:
Basic	$0.03	$(0.30)	$(1.26)
Diluted	$0.03	$(0.30)	$(1.26)
Weighted average shares outstanding: (6)
Basic	38,826,567	36,253,628	25,376,446
Diluted	38,826,567	36,253,628	25,376,446
Adjusted net income per share:
Basic	$0.18	$0.20	$0.14
Diluted	$0.18	$0.20	$0.13
Adjusted weighted average shares outstanding: (6)
Basic	38,826,567	36,253,628	25,376,446
Diluted	38,826,567	36,400,569	25,910,522

(1)	Includes interest expense, call premium, termination fee and deferred finance costs associated with the Company’s corporate debt which was repaid on December 20, 2006.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company’s initial public offering.
(4)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(5)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.
(6)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Year Ended December 31,
($ in thousands, except per share amounts)	2007	2006
Net interest income:
Interest income	$204,295	$116,303
Interest expense	109,703	68,728

Net interest income	94,592	47,575
Provision for credit losses	19,510	12,535

Net interest income after provision for credit losses	75,082	35,040

Non-interest income:
Fee income	15,797	5,849
Asset management income	5,304	1,443
Gain on derivatives	777	909
Gain (loss) on sale of loans and debt securities	(4,615)	474
Loss on investments in debt securities	(20,303)	(597)
Loss on residual interest in securitization	(30,556)	—
Other income	5,420	1,606

Total non-interest income	(28,176)	9,684
Operating expenses:
Compensation and benefits	45,364	65,079
Occupancy and equipment	2,718	1,758
General and administrative expenses	9,412	7,445

Total operating expenses	57,494	74,282

Loss before income taxes	(10,588)	(29,558)
Income tax benefit	(1,949)	(2,377)

Net loss	$(8,639)	$(27,181)

After tax adjustments to net loss:
Extinguishment of corporate debt expense (1)	—	5,078
IPO related compensation and benefits expense (2)	8,882	33,202
IPO related general and administrative expense (3)	—	795
Loss on assets sold and retained residual interest (4)	31,026	328
Net interest income earned on assets sold and retained residual interest (5)	(2,860)	(3,688)

Adjusted net income	$28,409	$8,534

Net loss per share:
Basic	$(0.23)	$(1.65)
Diluted	$(0.23)	$(1.65)

Weighted average shares outstanding: (6)
Basic	36,904,222	16,480,836
Diluted	36,904,222	16,480,836

Adjusted net income per share:
Basic	$0.77	$0.52
Diluted	$0.76	$0.50

Adjusted weighted average shares outstanding: (6)
Basic	36,904,222	16,480,836
Diluted	37,217,658	17,005,343

(1)	Includes interest expense, call premium, termination fee and deferred finance costs associated with the Company’s corporate debt which was repaid on December 20, 2006.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company’s initial public offering.
(4)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate.
(5)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.
(6)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	December 31, 2007		September 30, 2007		December 31, 2006
Performance Ratios:
Return on average assets	0.19%		(1.87)%		(7.83)%
Return on average equity	1.05		(9.91)		(50.91)
Net interest margin, before provision	3.98		4.29		3.82
Efficiency ratio	51.05		526.87		263.57
Loan portfolio yield	9.28		9.72		10.00

Credit Quality and Leverage Ratios (at period end):
Delinquent loan rate	—		0.37		0.57
Non-accrual loan rate	0.97		0.37		—
Net charge off rate	0.19		—		—
Allowance for credit losses ratio	1.58		1.62		1.40
Equity to assets	19.17		18.17		22.11
Debt to equity	4.06	x	4.38	x	3.39	x

Average Balances:
Loans and other debt products, gross	$2,304,028		$2,040,217		$1,525,105
Interest earning assets	2,471,037		2,272,435		1,606,785
Total assets	2,522,382		2,302,288		1,623,952
Interest bearing liabilities	1,992,228		1,808,174		1,328,178
Equity	466,266		434,196		249,773

Allowance for credit loss activity:
Balance as of beginning of period	$31,925		$25,372		$14,629
General provision for credit losses	3,563		2,153		5,941
Specific provision for credit losses	4,592		4,400		—
Net charge offs	(4,593)		—		—

Balance as of end of period	$35,487		$31,925		$20,570

Supplemental Data (at period end):
Investments in debt securities, gross	$38,787		$41,608		$217,314
Loans held-for-sale, gross	115,055		117,755		63,277
Loans held-for-investment, gross	2,248,480		1,973,793		1,467,038

Loans and investments in debt securities, gross	2,402,322		2,133,156		1,747,629
Unused lines of credit	454,837		412,168		302,856
Standby letters of credit	20,382		12,904		6,990

Total funding commitments	$2,877,541		$2,558,228		$2,057,475

Loan portfolio	$2,402,322		$2,133,156		$1,747,629
Loans owned by NewStar Credit Opportunities Fund	578,272		491,436		283,378
Less: assets sold (1)	—		—		179,979

Managed loan portfolio	$2,980,594		$2,624,592		$1,851,028

Loans held-for-sale, gross	$115,055		$117,755		$63,277
Loans held-for-investment, gross	2,248,480		1,973,793		1,467,038

Total loans, gross	2,363,535		2,091,548		1,530,315
Deferred fees, net	(15,762)		(10,179)		(10,468)
Allowance for loan losses	(28,795)		(25,972)		(19,395)
Specific reserve	(4,592)		(4,400)		—

Total loans, net	$2,314,386		$2,050,997		$1,500,452

Book value per share	$11.58		$11.78		$11.68

(1)	Outstanding par value of the assets sold on June 29, 2007.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Year Ended December 31,
($ in thousands)	2007	2006
Performance Ratios:
Return on average assets	(0.39)%	(2.22)%
Return on average equity	(1.97)	(15.85)
Net interest margin, before provision	4.23	3.93
Efficiency ratio	86.57	129.73
Loan portfolio yield	9.63	9.89

Credit Quality and Leverage Ratios (at period end):
Delinquent loan rate	—	0.57
Non-accrual loan rate	0.97	—
Net charge off rate	0.19	—
Allowance for credit losses ratio	1.58	1.40
Equity to assets	19.17	22.11
Debt to equity	4.06	x	3.39	x

Average Balances:
Loans and other debt products, gross	$2,038,678	$1,150,111
Interest earning assets	2,234,916	1,210,494
Total assets	2,243,524	1,224,744
Interest bearing liabilities	1,767,993	1,028,139
Equity	439,650	171,518

Allowance for credit loss activity:
Balance as of beginning of period	$20,570	$8,035
General provision for credit losses	10,518	12,535
Specific provision for credit losses	8,992	—
Net charge offs	(4,593)	—

Balance as of end of period	$35,487	$20,570

Supplemental Data (at period end):
Investments in debt securities, gross	$38,787	$217,314
Loans held-for-sale, gross	115,055	63,277
Loans held-for-investment, gross	2,248,480	1,467,038

Loans and investments in debt securities, gross	2,402,322	1,747,629
Unused lines of credit	454,837	302,856
Standby letters of credit	20,382	6,990

Total funding commitments	$2,877,541	$2,057,475

Loan portfolio	$2,402,322	$1,747,629
Loans owned by NewStar Credit Opportunities Fund	578,272	283,378
Less: assets sold (1)	—	179,979

Managed loan portfolio	$2,980,594	$1,851,028

Loans held-for-sale, gross	$115,055	$63,277
Loans held-for-investment, gross	2,248,480	1,467,038

Total loans, gross	2,363,535	1,530,315
Deferred fees, net	(15,762)	(10,468)
Allowance for loan losses	(28,795)	(19,395)
Specific reserve	(4,592)	—

Total loans, net	$2,314,386	$1,500,452

Book value per share	$11.58	$11.68

(1)	Outstanding par value of the assets sold on June 29, 2007.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	December 31, 2007		September 30, 2007		December 31, 2006
Performance Ratios:
Return on average assets	1.12%		1.24%		0.94%
Return on average equity	6.07		6.51		5.53
Efficiency ratio	35.65		37.39		49.01
Net interest margin, before provision	3.98		4.16		4.37
Yield on interest earning assets	8.93		9.12		9.63
Cost of funds	6.14		6.16		6.48

Credit Quality and Leverage Ratios (at period end):
Equity to assets	19.17		18.19		24.40
Debt to equity	4.06	x	4.38	x	2.98	x

Consolidated Statement of Operations Adjustments (1):
Interest income	$55,606		$52,626		$39,243
Less: interest income earned on assets sold and retained residual interest (2)	—		1,019		4,136

Adjusted interest income	$55,606		$51,607		$35,107

Interest expense	$30,826		$28,071		$23,766
Less:
Interest expense related to assets sold (2)	—		—		1,878
Interest & amortization related to corporate debt	—		—		2,728

Adjusted interest expense	$30,826		$28,071		$19,160

Non-interest income	$3,957		$(21,848)		$4,103
Plus: loss on assets sold and retained residual interest (2)	2,420		28,136		522

Adjusted non-interest income	$6,377		$6,288		$4,625

Operating expenses	$14,671		$14,259		$51,604
Less:
Corporate debt prepayment fees	—		—		1,425
IPO related compensation and benefits expense (3)	2,632		3,108		39,129
IPO related general and administrative expense (4)	—		—		968
Expenses resulting from sale of assets (2)	931		—		—

Adjusted operating expenses	$11,108		$11,151		$10,082

Average Balances:
Assets	$2,522,382		$2,302,288		$1,623,952
Less: assets sold and residual interest (2)	1,841		26,955		160,083

Adjusted assets	$2,520,541		$2,275,333		$1,463,869

Interest earning assets	$2,471,037		$2,272,435		$1,606,785
Less: assets sold and residual interest (2)	1,841		26,955		160,083

Adjusted interest earning assets	$2,469,196		$2,245,480		$1,446,702

Interest bearing liabilities	$1,992,228		$1,808,174		$1,328,178
Less:
Credit facility funding for assets sold (2)	—		—		121,650
Corporate debt	—		—		33,016

Adjusted interest bearing liabilities	$1,992,228		$1,808,174		$1,173,512

Consolidated Balance Sheet Adjustments
Assets	$2,622,765		$2,351,079		$1,915,192
Less: assets sold and residual interest (2)	631		3,051		179,979

Adjusted assets	$2,622,134		$2,348,028		$1,735,213

Debt	$2,042,527		$1,871,671		$1,434,670
Less: credit facility funding for assets sold (2)	—		—		174,510

Adjusted debt	$2,042,527		$1,871,671		$1,260,160

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(4)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Year Ended December 31,
($ in thousands)	2007		2006
Performance Ratios:
Return on average assets	1.33%		0.77%
Return on average equity	6.46		4.98
Efficiency ratio	39.46		55.42
Net interest margin, before provision	4.21		4.39
Yield on interest earning assets	9.14		9.59
Cost of funds	6.21		6.28

Credit Quality and Leverage Ratios (at period end):
Equity to assets	19.17		24.40
Debt to equity	4.06	x	2.98	x

Consolidated Statement of Operations Adjustments (1):
Interest income	$204,295		$116,303
Less: interest income earned on assets sold and retained residual interest (2)	9,458		10,738

Adjusted interest income	$194,837		$105,565

Interest expense	$109,703		$68,728
Less:
Interest expense related to assets sold (2)	4,620		4,865
Interest & amortization related to corporate debt	—		6,662

Adjusted interest expense	$105,083		$57,201

Non-interest income	$(28,176)		$9,684
Plus: loss on assets sold and retained residual interest (2)	47,743		522

Adjusted non-interest income	$19,567		$10,206

Operating expenses	$57,494		$74,282
Less:
Corporate debt prepayment fees	—		1,425
IPO related compensation and benefits expense (3)	13,424		39,129
IPO related general and administrative expense (4)	—		1,268
Expenses resulting from sale of assets (2)	931		—

Adjusted operating expenses	$43,139		$32,460

Average Balances:
Assets	$2,243,524		$1,224,744
Less: assets sold and residual interest (2)	103,248		109,779

Adjusted assets	$2,140,276		$1,114,965

Interest earning assets	$2,234,916		$1,210,494
Less: assets sold and residual interest (2)	103,248		109,779

Adjusted interest earning assets	$2,131,668		$1,100,715

Interest bearing liabilities	$1,767,993		$1,028,139
Less:
Credit facility funding for assets sold (2)	74,667		80,580
Corporate debt	—		36,370

Adjusted interest bearing liabilities	$1,693,326		$911,189

Consolidated Balance Sheet Adjustments
Assets	$2,622,765		$1,915,192
Less: assets sold and residual interest (2)	631		179,979

Adjusted assets	$2,622,134		$1,735,213

Debt	$2,042,527		$1,434,670
Credit facility funding for assets sold (2)	—		174,510

Adjusted debt	$2,042,527		$1,260,160

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(4)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2007		September 30, 2007		December 31, 2006
Portfolio Data:
First mortgage	$353,755	14.7%	$289,426	13.6%	$216,888	12.4%
Senior secured asset-based	56,988	2.4	65,200	3.1	50,566	2.9
Senior secured cash flow	1,829,734	76.2	1,582,636	74.2	1,082,048	61.9
Senior subordinated asset-based	110,719	4.6	115,566	5.4	247,456	14.2
Senior subordinated cash flow	14,352	0.6	26,162	1.2	35,161	2.0
Second lien	32,295	1.3	53,440	2.5	70,875	4.1
Mezzanine	729	0.0	726	—	719	—
Subordinated	3,750	0.2	—	—	43,916	2.5

Total	$2,402,322	100.0%	$2,133,156	100.0%	$1,747,629	100.0%

Middle Market Corporate	$1,879,797	78.2%	$1,663,247	78.0%	$1,183,107	67.7%
Commercial Real Estate	380,763	15.9	314,827	14.7	230,735	13.2
Structured Products	141,762	5.9	155,082	7.3	333,787	19.1

Total	$2,402,322	100.0%	$2,133,156	100.0%	$1,747,629	100.0%